Exhibit 23.1

Independent Auditors Consent

We consent to the incorporation by reference in Registration Statement Nos. 333-82784, 333-38002, 333-49668, 333-91429, 333-96183, 333-103010, 333-107045 and 333-113927 on Form S-8; Registration Statement No. 333-46648 on Form S-3; and Registration Statement No. 333-63596 on Form S-4 of Quest Software, Inc., of our report dated May 12, 2004, relating to the consolidated financial statements of Aelita Software Corporation, which appears in this Current Report on Form 8-K/A of Quest Software, Inc.

/s/ Deloitte & Touche LLP

Columbus, Ohio

May 28, 2004